      As filed with the Securities and Exchange Commission on July 17, 2003

                                             Registration No. 333-______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------


                            SUNAIR ELECTRONICS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                FLORIDA                                     59-0780772
    (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                      Identification No.)

                           3005 SOUTHWEST THIRD AVENUE
                         FORT LAUDERDALE, FLORIDA 33315
                                 (954) 525-1505
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                             2000 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                JAMES E. LAURENT
                           3005 SOUTHWEST THIRD AVENUE
                         FORT LAUDERDALE, FLORIDA 33315
                                 (954) 525-1505
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                         Proposed Maximum      Proposed Maximum
           Title of                   Amount to         Offering Price Per    Aggregate Offering        Amount of
  Securities to be Registered       be Registered             Share                Price (1)        Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10         400,000 sh.             $4.45(1)              1,780,000              $145
per share (2)
=====================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act. The proposed Maximum Offering Price is based on the average of the high and low prices of shares of Common Stock as reported on the Nasdaq National Market on July 10, 2003 of $4.45 per share.
(2) Represents the aggregate number of shares issuable upon the exercise of options granted or to be granted.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to recipients of stock options of Sunair Electronics, Inc. (the "Company") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof will be available to recipients of stock options, without charge, upon written or oral request. Any such request should be directed to Synnott B. Durham, Treasurer, Sunair Electronics, Inc., 3005 Southwest Third Avenue, Fort Lauderdale, Florida 33315, telephone (954) 525-1505.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference.

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002.

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended December 31, 2002 and March 31, 2003.

         (c) The Company's Current Report on Form 8-K filed with the Commission on March 18, 2003.


         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), (13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Company, a Florida corporation, is empowered by Section 607.0850 of the Florida Business Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party to any proceeding other than any action by, or in the right of, the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 607.0850 also empowers a Florida corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense or litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

         The indemnification and advancement of expenses provided pursuant to
Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a director, officer, employee or agent is not entitled to indemnification or advancement of expenses if a judgment or other final adjudication establish that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct WAS unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the Florida Business Corporation Act, relating to a director's liability for voting in favor of or asserting to an unlawful distribution, are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's bylaws provide any person who is or has served as a director or officer of the Company, or, at its request, of any other corporation in which the Company owns shares of capital stock or of which it is a creditor shall be indemnified by the Company against all costs and legal or other expenses, including the amount of any settlement, reasonably incurred by or imposed upon such person by reason of being or having been such director or officer in connection with any threatened claim, action, suit or proceeding against such person. Such right of indemnification shall not apply, however, in relation to matters as to which any such person shall be finally adjudged to be liable for negligence or misconduct in the performance of his duty; provided, however, that the entry of a judgment by consent as part of a settlement shall not be deemed the final adjudication of liability for negligence or misconduct. In the event of a settlement, whether by agreement, entry of judgment by consent, or otherwise, the right of indemnification shall be conditioned upon the approval of such settlement and determination that such claim, action, suit or proceeding, or such threatened claim, action, suit or proceeding did not arise out of negligence or misconduct of such person by a majority of the disinterested members of the Board of Directors. If there are not at least two such members, the question shall be decided by a majority vote of two or more disinterested persons to whom the matter shall be referred by the Board of Directors. Such right of indemnification shall not be exclusive of any other rights to which any person may be entitled under any law, agreement, vote of stockholders or otherwise. The executors, administrators and those interested in the estate of any person so indemnified shall be entitled to the benefit of such indemnity.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

          EXHIBIT
          NUMBER           DESCRIPTION
          ------           -----------
            5.1      --    Opinion of Akerman, Senterfitt & Eidson, P.A.

           10.1      --    Form of Option Agreement used in connection with the
                           grant of stock options
           10.2      --    Amendment to 2000 Stock Option Plan

           23.1      --    Consent of Berenfield Spritzer Shecter & Sheer.

           23.2      --    Consent of Akerman, Senterfitt & Eidson, P.A.
                           (included in opinion filed as Exhibit 5.1).

           24.1      --    Powers of Attorney -- included as part of the
                           signature page hereto.


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Sunair Electronics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 16th day of July, 2003.


                                       SUNAIR ELECTRONICS, INC.



                                       By: /s/ James E. Laurent
                                          --------------------------------------
                                               JAMES E. LAURENT
                                               President


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Laurent and Synnott B. Durham, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on July 16, 2003.


               Signature                                    Title
               ---------                                    -----

/s/ James E. Laurent                                  President and Director
-------------------------------------             (Principal Executive Officer)
         JAMES E. LAURENT


/s/ Synnott B. Durham                                      Treasurer
-------------------------------------       (Principal Financial and Accounting Officer)
         SYNNOTT B. DURHAM


/s/ Shirley Uricho                                          Director
-------------------------------------
         SHIRLEY URICHO



               Signature                                    Title
               ---------                                    -----

/s/ Earl M. Anderson, Jr.                                   Director
-------------------------------------
         EARL M. ANDERSON, JR.


/s/ Georga F. Arata, Jr.                                    Director
-------------------------------------
         GEORGA F. ARATA, JR.

/s/ Arnold A. Heggestad                                     Director
-------------------------------------
         ARNOLD A. HEGGESTAD



                                  EXHIBIT INDEX



          EXHIBIT
          NUMBER           DESCRIPTION
          ------           -----------
            5.1      --    Opinion of Akerman, Senterfitt & Eidson, P.A.

           10.1      --    Form of Option Agreement used in connection with the
                           grant of stock options
           10.2      --    Amendment to 2000 Stock Option Plan

           23.1      --    Consent of Berenfield Spritzer Shecter & Sheer.

           23.2      --    Consent of Akerman, Senterfitt & Eidson, P.A.
                           (included in opinion filed as Exhibit 5.1).

           24.1      --    Powers of Attorney -- included as part of the
                           signature page hereto.